As filed with the Securities and Exchange Commission on September 16, 2004.

Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

Registration Statement Under the Securities Act of 1933

TODCO

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1381 (Primary Standard Industrial Classification Code Number)	76-0544217 (I.R.S. Employer Identification Number)

2000 W. Sam Houston Parkway South
Suite 800
Houston, Texas 77042
(713) 278-6000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

T. Scott O’Keefe
2000 W. Sam Houston Parkway South
Suite 800
Houston, Texas 77042
(713) 278-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gene J. Oshman John D. Geddes Baker Botts L.L.P. 910 Louisiana One Shell Plaza Houston, Texas 77002-4995 (713) 229-1234	Alan J. Sinsheimer, Esq. Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004-2498 (212) 558-4000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ 333-117888

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities	Amount to be	Proposed Maximum Offering	Proposed Maximum Aggregate	Amount of
to be Registered	Registered(1)	Price per Share(2)	Offering Price (1)(2)	Registration Fee (3)

Class A common stock(4)	2,955,873	$15.75	$46,555,000	$5,899

(1)	Includes shares issuable upon exercise of the underwriters’ over-allotment option.

(2)	Based on the public offering price.

(3)	The Registrant previously paid registration fees of $29,901 under a Registration Statement on Form S-1 (Registration No. 333-117888) with respect to shares having a proposed maximum aggregate offering price of $236,000,000.

(4)	Each share of our Class A common stock includes an associated preferred stock purchase right.

__________________________

     The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
CERTIFICATION
PART II
ITEM 16. Exhibits and Financial Statement Schedules
SIGNATURES
Index to Exhibits
Opinion of Baker Botts L.L.P.
Consent of Ernst & Young LLP

EXPLANATORY NOTE

     This Registration Statement relates to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-117888) (as amended, the “Prior Registration Statement”) and is being filed pursuant to General Instruction V. of Form S-1 and Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Prior Registration Statement are incorporated by reference into, and shall be deemed a part of, this Registration Statement.

CERTIFICATION

     The Company hereby certifies to the Commission that (i) Transocean Inc., a company organized under the law of the Cayman Islands (“Transocean”), has instructed its bank to pay the Commission the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission's account at Mellon Bank as soon as practicable (but no later than the close of business on September 16, 2004), (ii) Transocean will not revoke such instructions, (iii) Transocean has sufficient funds in the relevant account to cover the amount of such filing fee and (iv) Transocean will confirm receipt of such instructions by the bank during regular business hours on September 16, 2004.

PART II

ITEM 16. Exhibits and Financial Statement Schedules

     All exhibits filed with or incorporated by reference in the Prior Registration Statement are incorporated by reference into, and shall be deemed to be a part of, this Registration Statement. In addition, the following exhibits are filed herewith:

     (a) The following exhibits are filed as part of this Registration Statement:

Exhibit
Number	Description
Exhibit 5.1	Opinion of Baker Botts L.L.P. as to the legality of the securities being registered

Exhibit 23.1	Consent of Ernst & Young LLP

Exhibit 23.2	Consent of Baker Botts L.L.P. (contained in Exhibit 5.1)

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on the 15th day of September, 2004.

TODCO
By:	/s/ Jan Rask
Jan Rask
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 15, 2004.

Signature		Title

/s/ Jan Rask Jan Rask		Director, President and Chief Executive Officer (Principal Executive Officer)

/s/ T. Scott O’Keefe T. Scott O’Keefe		Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Dale W. Wilhelm Dale W. Wilhelm		Vice President and Controller (Principal Accounting Officer)

* Thomas N. Amonett		Director

* R. Don Cash		Director

* Gregory L. Cauthen		Director

* Thomas M Hamilton		Director

* Thomas R. Hix		Director

* Arthur Lindenauer		Director

* Robert L. Long		Director

* J. Michael Talbert		Director

*By	/s/ Dale W. Wilhelm Dale W. Wilhelm (Attorney-in-Fact)

Index to Exhibits

Exhibit
Number	Description
Exhibit 5.1	Opinion of Baker Botts L.L.P. as to the legality of the securities being registered

Exhibit 23.1	Consent of Ernst & Young LLP

Exhibit 23.2	Consent of Baker Botts L.L.P. (contained in Exhibit 5.1)